SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report: September 7, 2006

Winning Edge International, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24520	04-3021777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5052 South Jones Boulevard, Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(702) 967-6000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 21, 2006 (the “Second Closing Date”), Winning Edge International, Inc. (f/k/a GWIN, Inc. and hereinafter referred to as the “Company”) completed a loan transaction pursuant to that certain Loan Agreement, dated September 11, 2006 (the “First Closing Date”), with CSI Business Finance, Inc. (“CSIBF”) pursuant to which the Company shall borrow from CSIBF, and CSIBF shall loan to the Company, a sum equal to Six Hundred Fifty-Five Thousand Dollars ($655,000) (the “Loan Amount”), of which Three Hundred Fifty-Five Thousand Dollars ($355,000) was funded on the First Closing Date in the form of a promissory note (the “First Note”) and Three Hundred Thousand Dollars ($300,000) was funded on the Second Closing Date in the form of a promissory note (the “Second Note”, and together with the First Note, the “Notes”).

The Notes mature on June 30, 2007 (the “Maturity Date”), and interest shall accrue on the outstanding principal balance of the Loan Amount at a rate equal to one and one half percent (1.5%) per month. Interest shall be paid monthly in cash to CSIBF, commencing on October 1, 2006 on the first business day of each consecutive calendar month thereafter until the Maturity Date (and on the Maturity Date). Furthermore, on the First Closing Date and in accordance with the terms of the Loan Agreement, the Company paid to (a) Corporate Strategies, Inc. a placement fee equal to Sixty-Five Thousand Dollars ($65,000) and (b) CSIBF a non-refundable documentation fee equal to Five Thousand Dollars ($5,000). The funds from this loan are being used for general working capital purposes.

The Notes are secured by that certain Pledge and Escrow Agreement (the “Pledge Agreement”), dated as of the First Closing Date, by and among the Company, CSIBF and the Escrow Agent (as such term is defined therein) pursuant to which the Company shall pledge 502,500,000 shares of Common Stock; an Insider Pledge and Escrow Agreement (“Insider Pledge Agreement”), dated as of the First Closing Date, by and among the Company, CSIBF, Mr. Wayne Allyn Root and the Escrow Agent (as such term is defined therein) pursuant to which Mr. Root shall pledge 462,222 shares of Series A Preferred (which is convertible into 4,622,220 shares of Common Stock); a Security Agreement (the “Security Agreement”), dated as of the First Closing Date, by and between the Company and CSIBF pursuant to which the Company shall pledge certain Pledged Property (as such term is defined therein); and a Subsidiary Security Agreement (the “Subsidiary Security Agreement”, and together with the Loan Agreement, the Notes, the Pledge Agreement, the Insider Pledge Agreement, the Security Agreement the Subsidiary Security Agreement and each other document executed in connection with the aforementioned documents, the “Transaction Documents”) dated as of the First Closing Date by and between CSIBF and Global SportsEDGE, Inc. (“GSE”), a wholly-owned subsidiary of the Company, pursuant to which GSE shall pledge certain Pledged Property (as such term is defined therein). Copies of the Transaction Documents are attached as Exhibits hereto.

Item 8.01 Other Events

On September 7, 2006, the Company announced in a press release (the “Press Release”) that it had terminated a non-binding letter of intent to merge with National Sports Services. A copy of the Press Release is attached as an Exhibit hereto.

On September 25, 2006, the Company effectively changed its name from GWIN, Inc. to Winning Edge International, Inc. in accordance with the Delaware General Corporation Law.

Item 9.01 Financial statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibit Nos. Description:

Exhibit No.	Item	Location

10.1	Loan Agreement, dated September 11, 2006, by and between GWIN, Inc. and CSI Business Finance, Inc.	Provided herewith
10.2	Promissory Note (First Note), dated September 11, 2006, issued by GWIN, Inc. to CSI Business Finance, Inc.	Provided herewith
10.3	Pledge and Escrow Agreement, dated September 11, 2006, by and among GWIN, Inc., CSI Business Finance, Inc. and the Escrow Agent	Provided herewith
10.4	Insider Pledge and Escrow Agreement, dated September 11, 2006, by and among GWIN, Inc., CSI Business Finance, Inc. Mr. Wayne Allyn Root and the Escrow Agent	Provided herewith
10.5	Security Agreement, dated September 11, 2006, by and between GWIN, Inc. and CSI Business Finance, Inc.	Provided herewith
10.6	Subsidiary Security Agreement, dated September 11, 2006, by and between CSI Business Finance, Inc. and Global SportsEDGE, Inc.	Provided herewith
10.7	Promissory Note (Second Note), dated September 21, 2006, issued by GWIN, Inc. to CSI Business Finance, Inc.	Provided herewith
99.1	Press Release	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2006	GWIN, INC.

	By:	/s/ Jeff Johnson
Name: Jeff Johnson
Its: Chief Financial Officer